UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 13, 2023
COMPASS PATHWAYS PLC
(Exact Name of Registrant as Specified in Its Charter)
England and Wales
(State or Other Jurisdiction of Incorporation)

England and Wales	001-39522	Not applicable
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33 Broadwick Street
London W1F 0DQ
United Kingdom
(Address of Principal Executive Offices; Zip Code)
+1 (716) 676-6461
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value £0.008 per share	CMPS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2023, the board of directors (the “Board”) of COMPASS Pathways plc (the “Company”), upon the recommendation of its nominating and corporate governance committee, appointed Daphne Karydas to join the Board, effective September 18, 2023, and designated her as a Class III director. In accordance with the articles of association of the Company, Ms. Karydas will serve as a director and hold office until: (a) the next annual general meeting following her appointment, when she shall retire, but shall then be eligible for re-election; or (b) her earlier resignation or removal in accordance with the Company’s articles of association. Ms. Karydas was also appointed as a member of the audit and risk committee of the Board.

Ms. Karydas is President and Chief Financial Officer of Flare Therapeutics Inc., a privately-held, biotechnology company targeting transcription factors to discover precision medicines for cancer and other diseases, which Ms. Karydas joined in October 2021. Prior to joining Flare Therapeutics, from July 2020 until October 2021, Ms. Karydas served as Chief Financial Officer and Treasurer of Syndax Pharmaceuticals, Inc. (Nasdaq: SNDX). Previously, Ms. Karydas served in financial and strategy roles at Allergan plc, a publicly traded global pharmaceutical leader, from April 2017 until its acquisition by AbbVie Inc. (NYSE: ABBV) in May 2020, most recently serving as Senior Vice President, Corporate Financial Planning & Analysis and Strategy of Allergan. Ms. Karydas currently serves on the board of directors and will serve as chair of the audit committee for Mineralys Therapeutics, Inc. (Nasdaq: MLYS). Ms. Karydas previously served on the board of directors of LogicBio Therapeutics, Inc., a publicly-traded clinical-stage genomic medicine company that was acquired by the rare disease business group within AstraZeneca (Nasdaq: AZN) and Eucrates Biomedical Acquisition Corp., special purpose acquisition company. Ms. Karydas received a B.S. and M.S. from Massachusetts Institute of Technology and an M.B.A. from Harvard Business School.

Ms. Karydas will receive cash and equity compensation in accordance with the Company’s non-employee director compensation policy. Pursuant to the non-employee director policy, on September 18, 2023, Ms. Karydas received an option to purchase 52,000 ordinary shares, nominal value £0.008 per share, of the Company (the “Ordinary Shares”) (or American Depository Shares (“ADSs”) equal to that number of ordinary shares) under the Company’s 2020 Share Option and Incentive Plan, with an exercise price equal to the closing price of the Company’s ADSs on the Nasdaq Global Select Market on the date of grant. This initial option grant will vest in 36 equal monthly installments over three years, subject to Ms. Karydas’ continued service through each applicable vesting date. In accordance with the non-employee director compensation policy, Ms. Karydas will be eligible to receive an annual option grant on the date of each annual shareholder’s meeting and annual cash retainers of $40,000 for serving as a director and $8,000 for serving as a member of the audit and risk committee.

There was no arrangement or understanding between Ms. Karydas and any other person pursuant to which Ms. Karydas was appointed as a director. Other than the Deed of Indemnity described in the following paragraph, Ms. Karydas is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). There are no family relationships between Ms. Karydas and any director or executive officer of the Company.

Ms. Karydas will also enter into the Company’s standard Deed of Indemnity, the form of which was filed as Exhibit 10.6 to the Company’s registration statement on Form F-1/A filed with the Securities and Exchange Commission on September 14, 2020.

Item 7.01	Regulation FD Disclosure.

On September 18, 2023, the Company issued a press release titled "COMPASS Pathways appoints Daphne Karydas to its Board of Directors." A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1*	Press Release Dated September 18, 2023.

104*	Cover Page Interactive Data File (embedded within the inline XBRL document).

*	Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS PATHWAYS PLC

Date: September 18, 2023	By:	/s/ Matthew Owens
Matthew Owens
General Counsel and Chief Legal Officer